UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
Roberts Realty Investors, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Atlanta, Georgia	30350

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 394-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Roberts Realty Investors, Inc. (“Roberts Realty” or “we”), the registrant, conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. On June 30, 2011, the operating partnership entered into a contract to sell its 11-acre parcel of land located off of GA 400 and Northridge Road in Sandy Springs, Georgia for $5,060,000 or $23,000 per apartment unit plus the reimbursement of certain development and construction expenses in the amount of $303,789 for a total cash sales price of $5,363,789 or $24,381 per apartment unit. The company expects to close the sale by October 31, 2011.
Under the terms of the sales contract, the purchaser paid the operating partnership a $25,000 non-refundable earnest money deposit to be applied towards the purchase price due at closing. The closing is scheduled to occur on or before October 31, 2011, provided that the purchaser at its option can extend the closing date by 30 days to November 30, 2011 by paying an additional $100,000 non-refundable earnest money deposit to be applied towards the purchase price due at closing.
Although we had planned to, and would have preferred to, develop and construct a multifamily community on the Northridge land parcel ourselves, we have not been able to obtain the necessary equity and construction financing. We concluded that it is in the best interest of the company and our shareholders to sell the Northridge land parcel to strengthen our balance sheet and provide it with increased liquidity.
As disclosed in our previous SEC filings, Roberts Properties, Inc., which is wholly owned by Mr. Charles S. Roberts, the President, Chief Executive Officer, and Chairman of the Board of Roberts Realty, will purchase the property through a newly formed joint venture. The closing of the sale is subject to the joint venture raising the equity and debt for the specific purpose of funding the purchase of the property and constructing a multifamily community. Our audit committee, which is composed of two independent directors, approved the transaction in accordance with the committee’s charter in compliance with applicable listing rules of the NYSE Amex Equities stock exchange. In approving the transaction, the audit committee obtained two independent appraisals of the market value of the Northridge land parcel. These appraisals valued the land at $3,300,000 and $5,100,000. Our board of directors also approved the transaction in accordance with our Code of Business Conduct and Ethics, with Mr. Roberts abstaining from the vote.
The above description of the material terms of the sales contact is qualified in its entirety by reference to the full text of the sales contract, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.
We described the sale of the Northridge land parcel in a press release issued on June 30, 2011, a copy of which is attached as Exhibit 99.1 to this report
Note Regarding Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements relate to our intent, belief, or expectations regarding our plan to sell the Northridge land parcel to Roberts Properties, Inc. or its designee. These statements involve risks and uncertainties, including the risk that Roberts Properties, Inc. or its designee may be unable to raise the equity and debt required and thus may be unable to close the purchase. Other risks and uncertainties include the occurrence, ultimate terms, and timing of the sale. These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Sales Contract dated June 30, 2011 between Roberts Properties Residential, L.P. and Roberts Properties, Inc. (Northridge land parcel).

99.1	Press release issued by Roberts Realty Investors, Inc. on June 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.
Dated: June 30, 2011	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer

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